Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of So-Young International Inc. of our report dated April 30, 2021 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in So-Young International Inc.’s Annual Report on Form 20-F for the year ended December 31, 2020.

/s/ PricewaterhouseCoopers Zhong Tian LLP

Beijing, the People’s Republic of China
September 22, 2021